Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56428 and 333-75720) of American Physicians Capital, Inc. of our report dated February 12, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Grand Rapids, Michigan
March 12, 2004